                                                                    Exhibit 25.1

                   ________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             _____________________
                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
            TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                          ___________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                             BANKERS TRUST COMPANY
                             LEGAL DEPARTMENT
                             130 LIBERTY STREET, 31ST FLOOR
                             NEW YORK, NEW YORK  10006
                             (212) 250-2201
           (Name, address and telephone number of agent for service)
                          ___________________________

                         BARRETT RESOURCES CORPORATION
              (Exact name of obligor as specified in its charter)

DELAWARE                                                     84-0832476
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)


                   1515 ARAPAHOE STREET, TOWER 3, SUITE 1000
                            DENVER, COLORADO 80202
  (Address, Including Zip Code, of Registrant's Principal Executive Offices)


                          ___%  SENIOR NOTES DUE 2007
                      (Title of the indenture securities)

ITEM  1.  GENERAL INFORMATION.
              Furnish the following information as to the trustee.

              (a) Name and address of each examining or supervising authority to which it is subject.

              NAME                                           ADDRESS

              Federal Reserve Bank (2nd District)            New York, NY
              Federal Deposit Insurance Corporation          Washington, D.C.
              New York State Banking Department              Albany, NY

              (b)   Whether it is authorized to exercise corporate trust powers.

                    Yes.

ITEM  2.  AFFILIATIONS WITH OBLIGOR.

              If the obligor is an affiliate of the Trustee, describe each such affiliation.

              None.

ITEM  3.-15.  NOT APPLICABLE

ITEM  16.     LIST OF EXHIBITS.

            EXHIBIT 1 -      Restated Organization Certificate of Bankers
                             Trust Company dated August 7, 1990, Certificate of
                             Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                             Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization
                             Certificate of Bankers Trust Company dated March
                             20, 1996, copy attached.

            EXHIBIT 2 -      Certificate of Authority to commence business -
                             Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            EXHIBIT 3 -      Authorization of the Trustee to exercise corporate
                             trust powers - Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 33-21047.

            EXHIBIT 4 -      Existing By-Laws of Bankers Trust Company, as
                             amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                             Statement, Registration No. 333-15263.

       EXHIBIT 5 -       Not applicable.

       EXHIBIT 6 -       Consent of Bankers Trust Company required by Section
                         321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                         Registration No. 22-18864.

       EXHIBIT 7 -       A copy of the latest report of condition of Bankers
                         Trust Company dated as of September 30, 1996.

       EXHIBIT 8 -       Not Applicable.

       EXHIBIT 9 -       Not Applicable.

                                   SIGNATURE


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of January, 1997.


                                      BANKERS TRUST COMPANY



                                      By:  /s/ Carl H. Nasib
                                          -----------------------
                                           Carl H. Nasib
                                           Vice President

                                   SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of January, 1997.


                                      BANKERS TRUST COMPANY



                                      By:  /s/ Carl H. Nasib
                                          -----------------------
                                           Carl H. Nasib
                                           Vice President

Legal Title of Bank:  Bankers Trust Company         Call Date:  9/30/96         ST-BK:  36-4840         FFIEC 031
Address:              130 Liberty Street            Vendor ID:  D               CERT:  00623            Page RC-1
City, State  ZIP:     New York, NY  10006                                                               11
FDIC Certificate No.: |0|0|6|2|3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                             C400
                                                                  Dollar Amounts in Thousands   RCFD   Bil Mil Thou
ASSETS                                                                                          / / / / / / / / / / /
 1.    Cash and balances due from depository institutions (from Schedule RC-A):                 / / / / / / / / / / /
       a.  Noninterest-bearing balances and currency and coin(1)...............                 0081              809,000  1.a.
       b.  Interest-bearing balances(2)........................................                 0071            4,453,000  1.b.
 2.    Securities:                                                                              / / / / / / / / / / /
       a.  Held-to-maturity securities (from Schedule RC-B, column A)..........                 1754                    0  2.a.
       b.  Available-for-sale securities (from Schedule RC-B, column D)........                 1773            4,133,000  2.b.
 3.    Federal funds sold and securities purchased under agreements to resell in                / / / / / / / / / / /
       domestic offices of the bank and of its Edge and Agreement subsidiaries,                 / / / / / / / / / / /
       and in IBFs:                                                                             / / / / / / / / / / /
       a.  Federal funds sold..................................................                 0276            5,933,000  3.a.
       b.  Securities purchased under agreements to resell.....................                 0277              413,000  3.b.
 4.    Loans and lease financing receivables:                                                   / / / / / / / / / / /
       a.  Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122  27,239,000  / / / / / / / / / / /      4.a
       b.  LESS:  Allowance for loan and lease losses................... RCFD 3123     917,000  / / / / / / / / / / /      4.b
       c.  LESS:  Allocated transfer risk reserve....................... RCFD 3128           0  / / / / / / / / / / /      4.c.
       d.  Loans and leases, net of unearned income,                                            / / / / / / / / / / /
           allowance, and reserve (item 4.a minus 4.b and 4.c).................                 2125           26,322,000  4.d.
  5.   Assets held in trading accounts.........................................                 3545           36,669,000  5.
  6.   Premises and fixed assets (including capitalized leases)................                 2145              870,000  6.
  7.   Other real estate owned (from Schedule RC-M)............................                 2150              215,000  7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) 2130              212,000  8.
  9.   Customers' liability to this bank on acceptances outstanding............                 2155              577,000  9.
 10.   Intangible assets (from Schedule RC-M)..................................                 2143               18,000  10.
 11.   Other assets (from Schedule RC-F).......................................                 2160            8,808,000  11.
 12.   Total assets (sum of items 1 through 11)................................                 2170           89,432,000  12.


__________________________
(1)    Includes cash items in process of collection and unposted debits.
(2)    Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:  Bankers Trust Company        Call Date: 9/30/96                ST-BK:  36-4840              FFIEC  031
Address:              130 Liberty Street           Vendor ID: D                      CERT: 00623                  Page  RC-2
City, State Zip:      New York, NY  10006                                                                         12
FDIC Certificate No.: | 0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED
                                                     Dollar Amounts in Thousands     / / / / / / / /    Bil Mil Thou

LIABILITIES                                                                          / / / / / / / / / / / / / / / / /
13.    Deposits:                                                                     / / / / / / / / / / / / / / / / /
       a. In domestic offices (sum of totals of columns A and C from
          Schedule RC-E, part I)                                                     RCON 2200      9,391,000              13.a.
             (1)  Noninterest-bearing(1)............ RCON 6631     2,734,000.......  / / / / / / / / / / / / / / / / /     13.a.(1)
             (2)  Interest-bearing ................. RCON 6636     6,657,000.......  / / / / / / / / / / / / / / / / /     13.a.(2)
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (from Schedule RC-E part II)                                              RCFN 2200     23,385,000               13.b.
             (1)   Noninterest-bearing ............. RCFN 6631       654,000.......  / / / / / / / / / / / / / / / / / /    13.b.(1)
             (2)   Interest-bearing ................ RCFN 6636    22,731,000.......  / / / / / / / / / / / / / / / / / /    13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries,
       and in IBFs:                                                                  / / / / / / / / / / / / / / / / / /
       a.   Federal funds purchased................................................  RCFD 0278      3,090,000               14.a.
       b.   Securities sold under agreements to repurchase.........................  RCFD 0279         99,000               14.b.
15.    a.   Demand notes issued to the U.S. Treasury...............................  RCON 2840              0               15.a.
       b.   Trading liabilities....................................................  RCFD 3548     18,326,000               15.b.
16.    Other borrowed money:                                                         / / / / / / / / / / / / / / / / / /
       a.   With original maturity of one year or less.............................  RCFD 2332     17,476,000               16.a.
       b.   With original maturity of more than one year...........................  RCFD 2333      2,771,000               16.b.
17.    Mortgage indebtedness and obligations under capitalized leases..............  RCFD 2910         31,000               17.
18.    Bank's liability on acceptances executed and outstanding....................  RCFD 2920        577,000               18.
19.    Subordinated notes and debentures...........................................  RCFD 3200      1,228,000               19.
20.    Other liabilities (from Schedule RC-G)......................................  RCFD 2930      8,398,000               20.
21.    Total liabilities (sum of items 13 through 20)..............................  RCFD 2948     84,772,000               21.
                                                                                    / / / / / / / / / / / / / / / / / /
22.    Limited-life preferred stock and related surplus............................  RCFD 3282              0               22.
EQUITY CAPITAL                                                                      / / / / / / / / / / / / / / / / / /
23.    Perpetual preferred stock and related surplus...............................  RCFD 3838        500,000               23.
24.    Common stock................................................................  RCFD 3230      1,002,000               24.
25.    Surplus (exclude all surplus related to preferred stock)....................  RCFD 3839        527,000               25.
26.    a.    Undivided profits and capital reserves................................  RCFD 3632      3,017,000               26.a.
       b.    Net unrealized holding gains (losses) on available-for-sale
             securities............................................................  RCFD 8434    (    16,000)              26.
27.    Cumulative foreign currency translation adjustments.........................  RCFD 3284    (   370,000)              27.
28.    Total equity capital (sum of items 23 through 27)...........................  RCFD 3210      4,660,000               28.
29.    Total liabilities, limited-life preferred stock, and equity capital
       (sum of items 21, 22, and 28)...............................................  RCFD 3300     89,432,000               29.


Memorandum
To be  reported only with the March Report of Condition.
 1.     Indicate in the box at the right the number of the statement below that
        best describes the most comprehensive level of auditing work performed                                  Number
        for the bank by independent external auditors as of any date during 1995..   RCFD 6724               N/A           M.1
1    =   Independent audit of the bank conducted in                4     =   Directors' examination of the bank performed by other
         accordance with generally accepted auditing                         external auditors (may be required by state chartering
         standards by a certified public accounting firm                     authority)
         which submits a report on the bank
2    =   Independent audit of the bank's parent holding            5     =   Review of the bank's financial statements by external
         company conducted in accordance with generally                      auditors
         accepted auditing standards by a certified public
         accounting firm which submits a report on the             6     =   Compilation of the bank's financial statements by
         consolidated holding company (but not on the                        external auditors
         bank separately)                                          7     =   Other audit procedures (excluding tax preparation work)
3    =   Directors' examination of the bank conducted              8     =   No external audit work
         in accordance with generally accepted auditing
         standards by a certified public accounting firm
         (may be required by state chartering authority)

______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                              State of New York,

                              BANKING DEPARTMENT



          I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                    this   21ST    day of  MARCH     in the Year of our Lord
                         ---------        ----------
                    one thousand nine hundred and NINETY-SIX.



                                                 Peter M. Philbin
                                          ------------------------------
                                          Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

          1.   The name of the corporation is Bankers Trust Company.

          2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

          3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

          4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

          6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                               /S/ James T. Byrne, Jr.
                                              -------------------------
                                                   James T. Byrne, Jr.
                                                   Managing Director


                                               /S/ Lea Lahtinen
                                               -----------------------
                                                   Lea Lahtinen
                                                   Assistant Secretary

State of New York          )
                           )  ss:
County of New York  )

          Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                    /S/ Lea Lahtinen
                                                    -------------------
                                                        Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


             /S/  Sandra L. West
             -------------------
                  Notary Public

            SANDRA L. WEST                  Counterpart filed in the
    Notary Public State of New York         Office of the Superintendent of
            No. 31-4942101                  Banks, State of New York,
     Qualified in New York County           This 21st day of March, 1996
 Commission Expires September 19, 1996